Exhibit 107

Calculation of Filing Fee Tables

Form S-3

PLBY Group, Inc.

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(c)	1,020,397	$9.90(2)	$10,101,930.30(2)	0.0000927	$936.45
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$10,101,930.30		$936.45
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$936.45

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common Stock(3)	2,269,552(4)	$51,541,525.92	S-1	333-259213	September 9, 2021

Equity	Common Stock(3)	21,854,262(4)	$991,090,781.70	S-1	333-255585	May 10, 2021

Equity	Common Stock(3)	5,000,000(4)	$50,250,000	S-1	333-250017	February 10, 2021

Equity	Common Stock(3)	390,763(4)	$4,552,424	S-1	333-250017	February 10, 2021

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such indeterminate number of additional shares of common stock that may become issuable as a result of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock on The Nasdaq Global Market on April 22, 2022 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission (the “SEC”), in accordance with Rule 457(c) under the Securities Act.

(3)	No registration fee is payable in connection with the 29,514,577 shares of common stock (including shares of common stock underlying private units) that were previously registered under Form S–1 (File No. 333-259213), originally filed with the SEC on August 31, 2021 and subsequently declared effective, Form S–1 (File No. 333-255585), originally filed with the SEC on April 28, 2021 and subsequently declared effective, and Form S–1 (File No. 333-250017), originally filed with the SEC on November 10, 2020 (collectively, the “Prior Registration Statements,” in each case as amended and/or supplemented), because such shares are being transferred from the Prior Registration Statements pursuant to Rule 429 under the Securities Act. A registration fee is only payable in connection with the 1,020,397 shares of common stock that were not previously registered under the Prior Registration Statements, with a proposed maximum aggregate offering price of $10,101,930.30. See “Statement Pursuant to Rule 429” in this registration statement.

(4)	29,514,577 shares of common stock registered under the Prior Registration Statements are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute post-effective amendments to the Prior Registration Statements, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statements are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.